EXHIBIT 99.1

AMENDMENT TO
NOTE AND WARRANT PURCHASE AGREEMENT
AND
REGISTRATION RIGHTS AGREEMENT

Whereas on February 5, 2007 the Parties hereto entered a Note and Warrant Purchase Agreement and a Registration Rights Agreement (the “Agreements”),

Whereas the Parties desire to amend the Agreements,

Now therefore the Parties agree that the Agreements are amended as follows:

I.	The maximum amount of borrowing available under the Agreements shall be increased from $600,000 to $1,000,000, and all references to $600,000 shall be amended to $1,000,000.

II.	The maximum number of Warrants that may be issued under the Agreements shall be increased from 3,111,000 to 5,185,000 and all references to such maximum number shall be amended as such.

III.	All other provisions of the Agreements shall remain in full force and effect.

COMMUNICATION INTELLIGENCE CORPORATION

By: ______________________________  Date: __________________
Name:	Frank Dane
Title:	Chief Financial Officer

PURCHASER

By: ______________________________  Date: __________________
Name:
Title: